JOINT FILING AGREEMENT

Dated:  November 20, 2015

The undersigned hereby agree that the Statement on Schedule 13D, dated November 20, 2015, with respect to the Common Shares, no par value, of Lions Gate Entertainment Corp. is, and any amendments thereto executed by each of us shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities and Exchange Act of 1934, as amended, and that this Joint Filing Agreement shall be included as an Exhibit to the Schedule 13D.  This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Joint Filing Agreement as of the date first above written.

LIBERTY GLOBAL PLC

By:	/s/ Bryan H. Hall
	Name:	Bryan H. Hall
	Title:	Executive Vice President, General Counsel and Secretary

LIBERTY GLOBAL INCORPORATED LIMITED

By:	/s/ Bryan H. Hall
	Name:	Bryan H. Hall
	Title:	Director

[Signature Page to Joint Filing Agreement]